Exhibit 99.5

Good morning. On behalf of your CHS Board of Directors, thank you for being with us today to exercise your responsibility as a cooperative owner and leader, hearing reports on fiscal 2015, gaining insights into the future and, most of all, participating in the governance of the company you own.

I want to start with a short quiz. Don’t worry. You didn’t need to study.

First question: What does it take to be a farmer?

Second question: What does it take to serve farmers?

Final question: What does it take to serve farmers and ranchers as a cooperative leader?

Okay, you can put your virtual pencils down now.

The answer to each of these questions is the same one word answer, Commitment.

I hope everyone got 100 percent — not only on this quiz, but for the commitment you make each day as an owner and a leader of a system that connects farm fields to the world’s consumers.

As producers, our commitment begins when we get up each day. There are the commitments we’ve made to ourselves — to get acres planted, sprayed or harvested. To care for livestock. To make sure we’re positioned right in the markets.

There are the commitments we count on others to keep. That our fuel tanks are full. That the co-op applies our fertilizer on time. That we don’t have to wait in a long line at the elevator.

There are the commitments we make to our families. To spend meaningful time together. To build a life and a livelihood. And, most of all, to act safely every day and make sure our families and employees do, also.

Finally, there are the commitments we make to our greater community because we believe sharing our time and talents is the way you build a better tomorrow. Through our schools, churches and civic groups. Through our volunteer fire departments. Through our cooperatives.

I’d be the first to say that all this commitment can be a challenge, especially on those inevitable days when everything happens at once. I’m sure you’ve all experienced days like this. Your harvest is behind, but the processing plant or the elevator is waiting. You’ve got other farm work to be done. A co-op board meeting to attend. Your son’s or daughter’s game or concert on the docket. You start to feel like you may have made too many commitments.

But we all know what comes next. You take a deep breath, put your head down and do what needs to be done. Because when you make a commitment, you follow through. To me, it means the stewardship of your intent. You don’t just demonstrate commitment when you feel like it; you live it every day. You think about it regularly. You don’t take it lightly.

There are those who say “I’m committed to this…” or “I’m committed to do that…” But by their actions they show they aren’t so committed.

That’s not who we are as producers, as cooperatives, as CHS or as your CHS Board of Directors. Our commitment is deeply rooted.

As your CHS Board of Directors, we strive to lead with an unwavering commitment to this company we all own.

How do we achieve that? It’s basic. We put the whole of CHS first on behalf of all of our owners. As directors, our fundamental responsibility and our commitment is to act in the best interest of this entire company for all who own it. We’re here to represent all of you, not an individual state, region, cooperative or type of agriculture. Our mandate is to think about the big picture of building a strong cooperative for those who own us today and, critically important, those who will count on CHS tomorrow.

That level of commitment — from our owners, by your board, management team and CHS employees — has been the engine driving the tremendous growth, success, and change your company has experienced. That includes a period of unprecedented strong earnings, extended by fiscal 2015 net income of $781 million. It includes near-record cash returns of $534 million shared with our owners in fiscal 2015 and expected distribution of another $519 million in the year ahead. And it includes some of the boldest and most significant investments we’ve ever made — the result of commitment to vision, planning and action that begins long before we announce a decision.

In August we announced our record $2.8 billion investment in CF Nitrogen. But the commitment to invest in nitrogen fertilizer manufacturing began several years ago. To reach that decision, your CHS Board engaged in many hours of thoughtful study and discussion. The same holds true for the 2011 decision to become sole owner of the McPherson, Kansas-based, refining operations we completed this year. As a board, we must not only consider our owners’ needs today, but what’s best for your company and future generations of owners for many, many years to come.

The future grows more complex. Investments and other strategic moves have broad financial and operational implications. Our responsibility and commitment to you as a board is to make the best possible decisions.

To that end, we’re investing more time up front. We’re educating ourselves on big picture issues that may present CHS with future opportunity. This year we devoted many hours over several board meetings to learn and discuss precision agriculture trends, technologies and opportunities. I believe this type of strategic board focus has three advantages. First, it allows us to bring a producer perspective to complex issues. Second, it provides opportunity to see issues from vantage points other than our own. Finally, when management presents an opportunity, we have the solid foundation from which to make thoughtful, thorough, enlightened decisions on your behalf.

This high-level thought and exploration will come into play in 2016 when, together with CHS management, we revisit the company’s Aspirations and plot our strategic course for the next few years.

All of this is about you — about sustaining our commitment to 85 years as a member cooperative- and producer-owned company, while identifying, leading and acting to ensure CHS continues to grow for you, with you and for generations to come.

This is also our intent as your board fulfills its responsibility to manage your company’s equity program. Our objective is to support appropriate patronage returns and equity redemptions to you while maintaining a strong balance sheet that allows CHS to invest in your future. It’s also our objective as we continually assess your company’s governance structure and, when needed, recommend changes.

But we well know that in an organization as diverse as CHS, with owners who are deeply and passionately committed to this company, there are plenty of opinions. As a board, we’re always ready to listen to you and to hear your perspectives, but ultimately we must put CHS first, making decisions we believe will keep your company successful for ALL of our owners.

I’m not usually one to quote Greek philosophers, but this one from Aristotle sums it up:

“To avoid criticism say nothing, do nothing, be nothing.”

That’s not an approach that demonstrates commitment to the future.

As a board, we’re charged with making sure CHS can be what you need long term. That includes managing your company’s equity program. Our challenge is to return as much cash as we can while keeping a strong balance sheet that lets us invest in your future. With that in mind, your board chose to issue non-qualified equity as part of our annual patronage distribution each of the past two years as part of preparing to invest in fertilizer manufacturing,

In July, after carefully assessing fiscal 2016 and projected longer-term needs, we announced that CHS will not issue non-qualified equity to eligible member-owners as part of our patronage distribution for fiscal 2015. We’ll continue to assess this equity element regularly and make future decisions about the use of non-qualified equity as needed.

In addition, this year we’ll be passing the unused portion of the company’s IRS Section 199 production deduction — the DPAD — through to eligible owners. In the last two years, we used a portion of this deduction to offset the tax the company incurred on non-qualified equity.

And, back in April, we clarified our policy around retirement of non-qualified equity, specifying that with the exception of that held by liquidated member cooperatives, non-qualified equity will be managed the same way as qualified equity.

I also want to share an upcoming change we’ll be communicating to you starting early next year. The CHS Board still needs to formalize some details, but we’ll be updating the current equity redemption policy to put individual owners on the same age of equity program we employ for member cooperatives. As you may know, currently we only redeem equity held by individual members upon request at age

70 or to estates. We believe this change will create equity redemption equality between member cooperatives and individuals, simplify our existing program, and provide additional on-going value for younger generations of producers. This approach is very much in line with how many member cooperatives are handling their own member equity redemptions today. As I said, we’ll share greater detail on this beginning next year.

Within the hour, those of you who are delegates will vote on amending the CHS Articles of Incorporation and Bylaws. As you well know, there’s been a lot of conversation on this over the last few months. That’s how our democratic cooperative governance works.

I won’t go into a lot of detail right now. In addition to what has already been shared through meetings, mailings, our website, yesterday’s educational breakout session and this morning’s caucuses, we’ll have time for any additional questions when we consider the two resolutions later this morning.

What I do want to say is that your board takes its governance responsibility very, very seriously and always with the best interests of all CHS cooperative and producer owners at the forefront. We’ve worked on this issue for some time and considered how we could best address the impact of business changes underway for our members as it affects cooperative membership eligibility, business with non-members and the role of Capper-Volstead in the CHS business model.

We all know the agricultural world has changed. To stay relevant to our cooperative and producer member-owners, CHS needs to continue to change. Member co-op business models have evolved. Today some of you have 100 percent producer members, others are growing your business with new types of customers. These changes mean some co-ops no longer have 100 percent producer members. We want to ensure that if you’ve changed, you remain an eligible CHS member cooperative today and in the future.

Here, at a high level, is what you’ll be voting on:

•                  First, revisions to the CHS membership definition so that member co-ops can remain members, even if they are not organized and operating as 100 percent producer member co-ops. The board would then apply its new policy so that when we consider new member co-op applications, we’d ensure that those newcomers would be predominately farmer and agricultural in nature, producer controlled and led by majority producer boards. Without this change, we’d need to implement an audit process we think would be cumbersome, costly and intrusive. And, we expect, some who are member co-ops today would either have to change their local membership practices or lose CHS membership.

•                  Second, changing the co-op membership definition will include removing the Capper-Volstead reference from our governance documents. Here I want to be very, very clear. CHS supports Capper-Volstead as an essential cooperative protection, and will continue to do so, but its potential protections are of minimal value to CHS. Most of our business is on the supply side and our grain and other sales are done at market price, not by pooling. For CHS to remain Capper-Volstead eligible, we must ensure that every member cooperative has 100 percent producer membership and control.  As I said, the limited potential benefits of Capper-Volstead do not justify maintaining this requirement for our member cooperatives.

•                  Third, if approved, these changes would give the CHS Board more flexibility in its existing ability to establish non-member/non-voting patronage relationships when the board feels it’s appropriate. I want to stress that any non-members receiving patronage would not be eligible to vote.

•                  Finally, we’re cleaning up obsolete language and references in the articles and bylaws.

That’s what you’ll be voting on later this morning. The end game of all of this: CHS needs to support member cooperatives by allowing them to grow in ways that make sense for their individual markets and customers, while remaining part of CHS, an agricultural cooperative all of you have helped build.

The CHS Board recommends a “yes” vote on these changes.

As I said when I started, this has been an eventful year requiring considerable time — both in and out of the boardroom — and thoughtful leadership from the CHS Board of Directors. I will tell you that my 16 colleagues have approached their roles with tremendous commitment. At this time, I’d ask the CHS Board of Directors to stand and ask all of you to recognize them for their hard work on behalf of your company over the last 12 months.

My comments today have centered on your board’s commitment to you as a CHS owner through sound governance, equity management and strategic direction. In the time remaining, I want us all to look outward — at our mutual commitment to building a strong future for our cooperatives, rural communities and agriculture.

We are doing this in two ways. First, through the giving back that’s deeply woven into the fabric of our cooperative and rural cultures. It’s the thousands of volunteer hours, community sponsorships and contributions, and scholarships we’re all part of each year.  The CHS Foundation and CHS contributed more than $15 million in fiscal 2015 to develop future agricultural leaders, improve ag safety and build vibrant rural communities across your system. We’re making a difference, but we’re committed to having an even greater impact. Right now the corporate stewardship team is wrapping up a comprehensive project that will sharpen our focus and result in greater impact in priority areas.

With that in mind, I’m pleased this morning to announce the following winners of our drawing for $500 CHS Stewardship Grants. They were:

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Congratulations and thank you for your dedication to your home communities.

Second, our commitment to the future requires not only focusing on the “what’s next,” but also the “who’s next” — the next generations of cooperative owners and leaders. Many of us who are doing business with this system today and who are leading this system at the local level and on the CHS Board, won’t be here in two or three decades. We must be ready for that tomorrow.

A great example of that readiness is with us today, the nearly 170 participants in our successful long-standing New Leader Forum who’ve spent the last three days learning about CHS, agricultural issues and leadership. We asked this group what they thought. And we also have additional research underway to understand next generation producers’ views on cooperatives and what we must do to be relevant to them.

New Leaders, through your involvement, you can help shape your future as a cooperative owner and for the people important to you — those five- and six-year-olds you have at home today who will be tomorrow’s producers and cooperative leaders. To our current local directors, I ask you to reach out to these bright young men and women through your nominating committees or other ways. Examine your membership requirements to ensure all active farm participants, including spouses and next generation producers, can and do become members. Our world is changing. We need diverse perspectives — by age, gender, life, ag experience, and more — on our boards of directors and in other leadership roles to make sure we are changing, too.

At this time, I’d invite the participants in this year’s New Leader Forum — as well as any program alumni — to stand so we can welcome you.

Our commitment to diversity and inclusion runs deep within CHS, as well, and is deeply rooted in our values of shared success built on care and respect for each other.  We value diverse backgrounds, thinking, and experiences; learning from each other. Our goal is to attract a broad and diverse talent base that will lead CHS now and in the future.

When I began my remarks, I defined commitment as stewardship of intent. As a CHS Board, our intent is clear. It’s to put the best interests of this company and all of its member cooperative and producer owners first. To recognize that what worked yesterday may not reflect today’s realities or be relevant tomorrow. To know when we need to change. And to keep this cooperative strong, growing and successful for generations to come.

That’s our intent. That’s our charge. That’s our commitment.

Thank you.